Exhibit 99.1

PRESS RELEASE

INNOSPEC WITHDRAWS PROPOSAL TO ACQUIRE TPC GROUP AND

ANNOUNCES SPECIAL DIVIDEND OF $2 PER SHARE

Littleton, CO – Dec 3, 2012 – Innospec Inc. (NASDAQ: IOSP) has today announced that its Board of Directors has informed the Board of Directors of TPC Group (TPCG) that Innospec has withdrawn its proposal to acquire the company.

Patrick Williams, President and CEO said “We have spent a great deal of time and effort studying the TPC business, and, while we still feel that it is a good fit with Innospec, we are unable to conclude a deal structure in a manner where we are totally satisfied with the value creation for our shareholders. As a result, we have reluctantly decided that it would be in our investors’ best interests to withdraw our proposal. Our acquisition strategy has always been focused on delivering shareholder value, and we continue to pursue other opportunities which we hope will come to fruition in the coming months.”

At the same time, the Board has also declared a special dividend of $2 per share on each outstanding share of common stock of Innospec Inc. The special dividend will be paid on December 21, 2012, to shareholders of record at the close of business on December 14, 2012.

Patrick Williams continued “Innospec is a very healthy business, generating strong cash flows. We have consistently stated that our strategy is to pursue growth both organically and through acquisitions and this strategy remains unchanged. And, while the termination of our preliminary proposal to acquire TPC is unfortunate, our Board has decided to deliver on our commitment to return cash to shareholders in the form of a special dividend. Our decision to declare this dividend as a one-time exceptional dividend reflects our desire to continue to be positioned for acquisitions which will add shareholder value while our Board considers its option to institute regular annual dividend and/or stock repurchases in the future.”

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 850 employees in 20 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec’s Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec’s Performance Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care; Household, Industrial & Institutional; and Fragrance Ingredients markets. Innospec’s Octane Additives business is the world’s only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “anticipates,” “may,” “believes” or similar words or expressions), for example, which relate to operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, any of the Company’s guidance in respect of sales, gross margins, pension liabilities and charges, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to the Company and affecting our business operations and prospects are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information about Innospec, please visit our website at www.innospecinc.com.

Contacts:

Brian Watt

Innospec Inc.

+44-151-356-6241

Brian.Watt@innospecinc.com

Robert D. Ferris

RF | Binder Partners

+1-212-994-7505

Robert.Ferris@RFBinder.com

Dan Scorpio

RF | Binder Partners

+1-212-994-7609

Dan.Scorpio@RFBinder.com